E-23
Exhibit No. 14
Form 10-SB
Amendment No. 1
BUI, Inc.
File No. 0-26917

US$1,300,000.00                                   October 1, 1997


                        PROMISSORY NOTE


     FOR VALUE RECEIVED, the undersigned, WEALTHNET INCORPORATED, a Utah corporation, referred to hereinafter as the "Maker," promises to pay to the order of GARY SMITH, an individual, referred to herein as the "Holder," at his address at 1353 Princeton, Salt Lake City, Utah 84105, the principal amount of ONE MILLION THREE HUNDRED THOUSAND AND NO/100's Dollars (US$1,300,000.00), together with interest thereon which shall accrue on a daily basis at the rate of TWENTY PERCENT (20%) per annum of the unpaid principal.

      1. Payments. The principal amount of this Note shall be payable as follows:

     (a)  $500,000 on or before December 31, 1997;

     (b)  $500,000 on or before May 15, 1998; and

     (c)  $300,000 on or before September 1, 1998.

Interest on the unpaid principal shall be payable monthly commencing November 1, 1997. All accrued and unpaid interest is due and payable at the time all principal is paid.

     2. Prepayment. Prepayment in whole or in part at any time and from time to time of the obligations under this Promissory
Note may be made without penalty.

      3. Default. On the occurrence of any one or more of the events hereinafter enumerated, the entire unpaid balance of the principal shall become immediately due and payable, without presentment, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby waived by Maker. Such events of default being as follows:

           (a) Default in the payment within 10 days following its due date of any installment of principal or interest on this Promissory Note, whether as scheduled herein, at maturity, by acceleration, or otherwise;

           (b) The Maker shall (i) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization;
     (ii) file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof; (iii) make an assignment for the benefit of creditors; (iv) apply for or consent to the appointment of any receiver or trustee for the Maker; or (v) make an assignment to an agent authorized to liquidate any substantial part of the Maker's business; or

           (c) An order shall be entered pursuant to any act of Congress relating to bankruptcy or any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of Maker or an order of any court shall be entered appointing any receiver or trustee of or for Maker or of or for all or any substantial portion of its property, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed or any writ, warrant of attachment, or similar process is not released or bonded within sixty (60) days after its levy or entry.

      4. Waivers and Assent to Extension, Indulgence, or Release. Every Maker, endorser, and guarantor of this Promissory Note or the obligation represented hereby waives presentment, demand, notice, protest, notice of protest, or enforcement of this Promissory Note and assents to any extensions or postponements of the time of payment or any other indulgence and to the addition or release of any other party or person primarily or secondarily liable. None of the rights and remedies of the Holder hereunder are to be waived or affected by failure or delay in exercising them. All remedies conferred on the Holder of this Promissory Note shall be cumulative, and none is exclusive. Such remedies may be exercised concurrently or consecutively, at the Holder's option.

      5. Attorney's Fees. If this Promissory Note is placed with an attorney for collection, suit be instituted for collection, or any other remedy permitted by law is pursued by the Holder hereof because of any event of default in the terms and conditions herein, then in such event, the Maker agrees to pay reasonable attorney's fees, costs, and other expenses incurred by the Holder hereof in so doing and in enforcing or collecting any judgment rendered therein.

      6. Construction and Governing Law. This Promissory Note is entered into and shall be governed and construed in accordance with the laws of the state of Utah. The state and federal courts of the state of Utah shall have exclusive jurisdiction in any litigation arising under or pertaining to this Promissory Note, and by the execution and acceptance hereof the Maker and Holder irrevocably submit to the personal and subject matter jurisdiction of such Utah courts.

                                   WealthNet Incorporated

                                   By /s/  Rod Smith, President